Exhibit 99.1

Contact: Tim Berryman Director – Investor Relations Medical Properties Trust, Inc. (205) 969-3755 tberryman@medicalpropertiestrust.com

MEDICAL PROPERTIES TRUST, INC. REPORTS NORMALIZED FFO PER

DILUTED SHARE OF $0.35 IN FOURTH QUARTER

Represents 25% Increase Compared To Prior Year Quarter

Company Introduces Calendar Year 2016 Normalized FFO Estimate of $1.29 to $1.33

Birmingham, AL – February 9, 2016 – Medical Properties Trust, Inc. (the “Company” or “MPT”) (NYSE: MPW) today announced financial and operating results for the fourth quarter and year ended December 31, 2015.

FOURTH QUARTER AND RECENT HIGHLIGHTS

•	Normalized Funds from Operations (“FFO”) per diluted share was $0.35 in the fourth quarter, up 25% compared to $0.28 per diluted share reported in the fourth quarter of 2014;

•	On a full year basis 2015’s normalized FFO per share increased 19% to $1.26 compared to $1.06 per diluted share in 2014;

•	Acquisitions reported in 2015 totaled approximately $1.7 billion compared to approximately $1.4 billion in 2014 and $700 million in 2013;

•	Total gross assets grew 50% to $5.9 billion in 2015;

•	Four Adeptus Health freestanding emergency facilities were completed and started paying rent in the fourth quarter; MPT is now receiving rent from 35 Adeptus facilities with eight more under construction.

Included in the financial tables accompanying this press release is information about the Company’s assets and liabilities, net income and reconciliations of net income to FFO and Adjusted Funds from Operations (“AFFO”), all on a basis comparable to 2014 results.

“Over the last three years we have more than doubled MPT’s assets to almost $6 billion, increased per share normalized FFO by more than 40%, improved our dividend payout ratio by 20%, reduced our single tenant concentration by 9% and achieved an investment grade rating on our unsecured debt,” said Edward K. Aldag, Jr., Chairman, President and CEO of the Company. “In addition, our tenants continue to report strong operating and financial results. As of the end of 2015’s third quarter, our same store lease coverages were at least as strong across all property types as in the prior year period,” Aldag continued. “By all of these objective measures, MPT has been among the leaders in the healthcare REIT sector.”

Aldag also noted, “In an indication of the attractiveness of our assets, we have recently received unsolicited indications of interest from real estate and healthcare investors for certain of our assets across the property spectrum. These assets represent $900 million of value, and we are considering selective sales of a portion that, when combined with planned permanent financing, would substantially reduce our outstanding revolver balance.”

OPERATING RESULTS AND OUTLOOK

Normalized FFO for the fourth quarter increased 72% to $82.5 million compared with $48.0 million in the fourth quarter of 2014. Per share Normalized FFO increased 25% to $0.35 per diluted share in the fourth quarter compared with $0.28 per share in the fourth quarter of 2014.

Fourth quarter 2015 total revenues increased 60% to $131.5 million compared with $82.1 million for the fourth quarter of 2014. Revenue for the twelve months ended December 31, 2015 increased 41% to $441.9 million from $312.5 million in 2014.

Net income for the fourth quarter of 2015 was $58.2 million (or $0.24 per diluted share), compared to $14.9 million (or $0.08 per diluted share) in the fourth quarter of 2014.

The Company is introducing a new annual guidance methodology that will no longer present pro forma run rate estimates. Commencing with calendar year 2016, MPT will estimate Normalized FFO based on management’s present investment, capital and operating strategies and the expected timing of each. Accordingly, management estimates 2016 Normalized FFO will range from $1.29 to $1.33 per share. The major assumptions underlying this estimate include $500 million of permanent financing, approximately $500 million of divestitures, and funding of current commitments in hospital real estate.

These estimates do not include the effects, if any, of real estate operating costs, litigation costs, debt refinancing costs, acquisition costs, currency exchange rate movements, interest rate hedging activities, write-offs of straight-line rent or other non-recurring or unplanned transactions. These estimates may change when the Company acquires or sells assets, market interest rates change, debt is refinanced, new shares are issued, additional debt is incurred, other operating expenses vary, income from investments in tenant operations vary from expectations, or existing leases do not perform in accordance with their terms.

CONFERENCE CALL AND WEBCAST

The Company has scheduled a conference call and webcast for Tuesday, February 9, 2016 at 11:00 a.m. Eastern Time to present the Company’s financial and operating results for the quarter ended December 31, 2015. The dial-in numbers for the conference call are 855-365-5214 (U.S.) and 440-996-5721 (international); both numbers require passcode 32681028. The conference call will also be available via webcast in the Investor Relations’ section of the Company’s website, www.medicalpropertiestrust.com.

A telephone and webcast replay of the call will be available beginning shortly after the call’s completion through February 23, 2016. Dial-in numbers for the replay are 855-859-2056 and 404-537-3406 for U.S. and International callers, respectively. The replay passcode for both U.S. and international callers is 32681028.

The Company’s supplemental information package for the current period will also be available on the Company’s website under the “Investor Relations” section.

About Medical Properties Trust, Inc.

Medical Properties Trust, Inc. is a self-advised real estate investment trust formed to capitalize on the changing trends in healthcare delivery by acquiring and developing net-leased healthcare facilities. MPT’s financing model allows hospitals and other healthcare facilities to unlock the value of their underlying real estate in order to fund facility improvements, technology upgrades, staff additions and new construction. Facilities include acute care hospitals, inpatient rehabilitation hospitals, long-term acute care hospitals, and other medical and surgical facilities. For more information, please visit the Company’s website at www.medicalpropertiestrust.com.

The statements in this press release that are forward looking are based on current expectations and actual results or future events may differ materially. Words such as “expects,” “believes,” “anticipates,” “intends,” “will,” “should” and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results of the Company or future events to differ materially from those expressed in or underlying such forward-looking statements, including without limitation: the satisfaction of all conditions to, and the timely closing (if at all) of pending transactions; Normalized FFO per share; the amount of acquisitions of healthcare real estate, if any; results from the potential sales, if any, of assets; capital markets conditions; the repayment of debt arrangements; statements concerning the additional income to the Company as a result of ownership interests in certain hospital operations and the timing of such income; the payment of future dividends, if any; completion of additional debt arrangements, and additional investments; national and international economic, business, real estate and other market conditions; the competitive environment in which the Company operates; the execution of the Company’s business plan; financing risks; the Company’s ability to maintain its status as a REIT for federal income tax purposes; acquisition and development risks; potential environmental and other liabilities; and other factors affecting the real estate industry generally or healthcare real estate in particular. For further discussion of the factors that could affect outcomes, please refer to the “Risk factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, and as updated by the Company’s subsequently filed Quarterly Reports on Form 10-Q and other SEC filings. Except as otherwise required by the federal securities laws, the Company undertakes no obligation to update the information in this press release.

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MEDICAL PROPERTIES TRUST, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(Amounts in thousands, except for per share data)	December 31, 2015	December 31, 2014
	(Unaudited)	(A)
Assets
Real estate assets
Land, buildings and improvements, and intangible lease assets	$3,248,540	$2,149,612
Construction in progress and other	49,165	23,163
Net investment in direct financing leases	626,996	439,516
Mortgage loans	757,581	397,594

Gross investment in real estate assets	4,682,282	3,009,885
Accumulated depreciation and amortization	(257,928)	(202,627)

Net investment in real estate assets	4,424,354	2,807,258
Cash and cash equivalents	195,541	144,541
Interest and rent receivables	46,939	41,137
Straight-line rent receivables	82,155	59,128
Other assets	860,362	668,266

Total Assets	$5,609,351	$3,720,330

Liabilities and Equity
Liabilities
Debt, net	$3,322,541	$2,174,648
Accounts payable and accrued expenses	137,356	112,623
Deferred revenue	29,358	27,207
Lease deposits and other obligations to tenants	12,831	23,805

Total Liabilities	3,502,086	2,338,283
Equity
Preferred stock, $0.001 par value. Authorized 10,000 shares; no shares outstanding	—	—
Common stock, $0.001 par value. Authorized 500,000 shares; issued and outstanding—236,744 shares at December 31, 2015 and 172,743 shares at December 31, 2014	237	172
Additional paid in capital	2,593,827	1,765,381
Distributions in excess of net income	(418,650)	(361,330)
Accumulated other comprehensive loss	(72,884)	(21,914)
Treasury shares, at cost	(262)	(262)

Total Medical Properties Trust, Inc. Stockholders’ Equity	2,102,268	1,382,047

Non-controlling interests	4,997	—

Total Equity	2,107,265	1,382,047

Total Liabilities and Equity	$5,609,351	$3,720,330

(A)	Financials have been derived from the prior year audited financial statements but includes a $27 million reclass of debt issue costs from Other Assets to Debt, net in accordance with our early adoption of ASU 2015-03, Simplifying the Presentation of Debt Issuance Costs.

MEDICAL PROPERTIES TRUST, INC. AND SUBSIDIARIES

Consolidated Statements of Income

(Amounts in thousands, except per share data)	For the Three Months Ended		For the Twelve Months Ended
	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014
	(Unaudited)	(Unaudited)	(Unaudited)	(A)
Revenues
Rent billed	$70,253	$50,066	$247,604	$187,018
Straight-line rent	8,372	2,859	23,375	13,507
Income from direct financing leases	18,660	12,368	58,715	49,155
Interest and fee income	34,261	16,813	112,184	62,852

Total revenues	131,546	82,106	441,878	312,532
Expenses
Real estate depreciation and amortization	20,140	14,453	69,867	53,938
Impairment charges	—	—	—	50,128
Property-related	1,184	450	3,792	1,851
Acquisition expenses (B)	4,345	18,456	61,342	26,389
General and administrative	11,314	11,438	43,639	37,274

Total operating expenses	36,983	44,797	178,640	169,580

Operating income	94,563	37,309	263,238	142,952
Interest and other income (expense)	(35,741)	(22,171)	(121,808)	(91,813)
Income tax expense	(484)	(109)	(1,503)	(340)

Income from continuing operations	58,338	15,029	139,927	50,799
Income (loss) from discontinued operations	—	—	—	(2)

Net income	58,338	15,029	139,927	50,797
Net income attributable to non-controlling interests	(100)	(82)	(329)	(274)

Net income attributable to MPT common stockholders	$58,238	$14,947	$139,598	$50,523

Earnings per common share—basic:
Income from continuing operations	$0.24	$0.08	$0.64	$0.29
Income (loss) from discontinued operations	—	—	—	—

Net income attributable to MPT common stockholders	$0.24	$0.08	$0.64	$0.29

Earnings per common share—diluted:
Income from continuing operations	$0.24	$0.08	$0.63	$0.29
Income (loss) from discontinued operations	—	—	—	—

Net income attributable to MPT common stockholders	$0.24	$0.08	$0.63	$0.29

Dividends declared per common share	$0.22	$0.21	$0.88	$0.84
Weighted average shares outstanding—basic	237,011	172,411	217,997	169,999
Weighted average shares outstanding—diluted	237,011	172,604	218,304	170,540

(A)	Financials have been derived from the prior year audited financial statements.
(B)	Includes $1.3 million and $37.0 million in real estate transfer taxes in the quarter and year ended December 31, 2015, respectively.

Includes $3.9 million and $5.8 million in real estate transfer taxes in the quarter and year ended December 31, 2014, respectively.

MEDICAL PROPERTIES TRUST, INC. AND SUBSIDIARIES

Reconciliation of Net Income to Funds From Operations

(Unaudited)

(Amounts in thousands, except per share data)	For the Three Months Ended		For the Twelve Months Ended
	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014
FFO information:
Net income attributable to MPT common stockholders	$58,238	$14,947	$139,598	$50,523
Participating securities’ share in earnings	(248)	(311)	(1,029)	(895)

Net income less participating securities’ share in earnings	$57,990	$14,636	$138,569	$49,628
Depreciation and amortization	20,140	14,453	69,867	53,938
Gain on sale of real estate	—	(2,857)	(3,268)	(2,857)
Real estate impairment charges	—	—	—	5,974

Funds from operations	$78,130	$26,232	$205,168	$106,683
Write-off straight line rent and other	—	1,867	3,928	2,818
Unutilized financing fees / debt refinancing costs	48	1,407	4,367	1,698
Loan and other impairment charges	—	—	—	44,154
Acquisition expenses	4,345	18,456	61,342	26,389

Normalized funds from operations	$82,523	$47,962	$274,805	$181,742
Share-based compensation	2,521	2,516	10,237	8,694
Debt costs amortization	1,792	1,373	6,085	4,814
Additional rent received in advance (A)	(300)	(300)	(1,200)	(1,200)
Straight-line rent revenue and other	(11,118)	(6,474)	(34,218)	(22,986)

Adjusted funds from operations	$75,418	$45,077	$255,709	$171,064

Per diluted share data:
Net income, less participating securities’ share in earnings	$0.24	$0.08	$0.63	$0.29
Depreciation and amortization	0.09	0.08	0.32	0.31
Gain on sale of real estate	—	(0.01)	(0.01)	(0.01)
Real estate impairment charges	—	—	—	0.04

Funds from operations	$0.33	$0.15	$0.94	$0.63
Write-off straight line rent and other	—	0.01	0.02	0.02
Unutilized financing fees / debt refinancing costs	—	0.01	0.02	—
Loan and other impairment charges	—	—	—	0.26
Acquisition expenses	0.02	0.11	0.28	0.15

Normalized funds from operations	$0.35	$0.28	$1.26	$1.06
Share-based compensation	0.01	0.01	0.05	0.05
Debt costs amortization	0.01	0.01	0.03	0.03
Additional rent received in advance (A)	—	—	(0.01)	—
Straight-line rent revenue and other	(0.05)	(0.04)	(0.16)	(0.14)

Adjusted funds from operations	$0.32	$0.26	$1.17	$1.00

(A)	Represents additional rent received from one tenant in advance of when we can recognize as revenue for accounting purposes.

This additional rent is being recorded to revenue on a straight-line basis over the lease life.

Investors and analysts following the real estate industry utilize funds from operations, or FFO, as a supplemental performance measure. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of GAAP depreciation and amortization of real estate assets, which assumes that the value of real estate diminishes predictably over time. We compute FFO in accordance with the definition provided by the National Association of Real Estate Investment Trusts, or NAREIT, which represents net income (loss) (computed in accordance with GAAP), excluding gains (losses) on sales of real estate and impairment charges on real estate assets, plus real estate depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.

In addition to presenting FFO in accordance with the NAREIT definition, we also disclose normalized FFO, which adjusts FFO for items that relate to unanticipated or non-core events or activities or accounting changes that, if not noted, would make comparison to prior period results and market expectations less meaningful to investors and analysts. We believe that the use of FFO, combined with the required GAAP presentations, improves the understanding of our operating results among investors and the use of normalized FFO makes comparisons of our operating results with prior periods and other companies more meaningful. While FFO and normalized FFO are relevant and widely used supplemental measures of operating and financial performance of REITs, they should not be viewed as a substitute measure of our operating performance since the measures do not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, which can be significant economic costs that could materially impact our results of operations. FFO and normalized FFO should not be considered an alternative to net income (loss) (computed in accordance with GAAP) as indicators of our financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity.

We calculate adjusted funds from operations, or AFFO, by subtracting from or adding to normalized FFO (i) unbilled rent revenue, (ii) non-cash share-based compensation expense, and (iii) amortization of deferred financing costs. AFFO is an operating measurement that we use to analyze our results of operations based on the receipt, rather than the accrual, of our rental revenue and on certain other adjustments. We believe that this is an important measurement because our leases generally have significant contractual escalations of base rents and therefore result in recognition of rental income that is not collected until future periods, and costs that are deferred or are non-cash charges. Our calculation of AFFO may not be comparable to AFFO or similarly titled measures reported by other REITs. AFFO should not be considered as an alternative to net income (calculated pursuant to GAAP) as an indicator of our results of operations or to cash flow from operating activities (calculated pursuant to GAAP) as an indicator of our liquidity.